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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Mikel D. Faulkner, Bruce N. Huff and Larry E. Cummings, or any of them (with full power of each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, and any or all amendments (including without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission and/or any regulatory authority relating to the registration of 3,968,920 shares of Common Stock, $0.01 par value ("Common Stock"), of Harken Energy Corporation (the "Company") underlying shares of the Series G1 Preferred Stock of the Company ("Series G1 Preferred") and such additional shares of Common Stock as may be issued with respect to such shares of Series G1 Preferred (including without limitation pursuant to the issuance of dividends in the form of Common Stock on such shares of Series G1 Preferred), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

     IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons in the capacities indicated as of the 9th day of August, 2001.


     NAME                     CAPACITIES


     /s/ Mikel D. Faulkner              Chairman of the Board, Director and
     ---------------------              Chief Executive Officer (Principal
     Mikel D. Faulkner                  Executive Officer)


     /s/ Bruce N. Huff                  President, Chief Operating Officer and
     -----------------                  Director
     Bruce N. Huff


     /s/ Stephen C. Voss                Vice Chairman and Director
     -------------------
     Stephen C. Voss
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                                        Director
     --------------------
     J. William Petty


     /s/ H. A. Smith                    Director
     ---------------
     H. A. Smith


     /s/ Larry Akers                    Director
     ---------------
     Larry Akers


     /s/ Michael M. Ameen, Jr.          Director
     -------------------------
     Michael M. Ameen, Jr.


                                        Director
     ------------------
     Robert Gerrity